 As filed with the Securities and Exchange Commission on February  , 1999
                                                              Reg. No. 33
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    -----------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                        IMAGING TECHNOLOGIES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware                                      33-0021693
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    identification No.)

                               11031 Via Frontera
                           San Diego, California 92127

                                 (619) 613-1300
                    (Address of principal executive offices)

                ------------------------------------------------

                        ADVISORY AND CONSULTING AGREEMENT
                              (Full title of plan)

                        --------------------------------

                                   Brian Bonar
                                    President
                               11031 Via Frontera
                               San Diego, CA 92127
                     (Name and address of agent for service)
                                 (619) 613-1300
                    (Telephone number, including area code of
                               agent for service)
                                    Copy to:
                              Owen Naccarato, Esq.
                                   31 Grenache
                                Irvine, CA 92614
                                 (949) 510-4982

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES     AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING    AMOUNT OF
TO BE REGISTERED        REGISTERED            PER SHARE            PRICE                 REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common Stock              930,000                  .40                $372,000                $104
($.005 par value)
--------------------------------------------------------------------------------------------------------------

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1933, based upon the exercise price of 930,000 warrants at .40 per share.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*

                  *Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                   PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Imaging Technologies Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) the Company's annual report on Form 10-K for the fiscal year ended June 30, 1998 (Commission File No. 0-12641):

         (b) all other reports filed by the Company pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1998 through the date hereof;

         (c) the Registrant's Form 8-A filed on July 6, 1984 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

         (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officer

         Pursuant to Section 102(b)(7) of the General Corporation Law (the "GCL") of the State of Delaware, the state of incorporation of the Company, the Certificate of Incorporation of the Company, as amended (the Certificate of Incorporation"), eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

         The Certificate of Incorporation of the Company provides for the indemnification of directors and officers to the fullest extent permitted by the GCL. Section 145 of the GCL of the State of Delaware authorizes indemnification by a corporation when a person is made a party of any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person mush have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys' fees) if actually and reasonably incurred by him or her in connection therewith.

         If such a proceeding is brought by or on behalf of the corporation (i.e.., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

         The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of the Company under the Securities Act of 1933.

Experts

         The consolidated financial statements of the company appearing in the Company's Annual Report (Form 10-K) for the year ended June 30, 1998 have been audited by Boros & Farrington APC, independent public accounts, as set forth in their report thereon included therein and incorporated herein by reference. Reference is made to said report, which includes explanatory paragraphs that describe the Company's ability to continue as a going concern, discussed in Note 1 to the Company's Consolidated Financial Statements. Such financial statements are incorporated herein in reliance upon the reports of Boros & Farrington APC, pertaining to such financial statements (to the extent filed with the Commission) given upon the authority of such firm as experts in giving such reports.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibits to this registration statement are listed in the index to Exhibits on page 9.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraph (1) (I) and (I)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
         Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

              The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on February 18, 1998.

                                       Imaging Technologies Corporation



                                       By   /s/   BRIAN BONAR
                                       -----------------------------------------
                                       Brian Bonar, President & Chief Executive
                                       Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Bonar and Michael K. Clemens, each of them acting individually as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to al intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                                DATE
---------                           -----                                ----
/s/ HARRY J. SAAL          Chairman of the Board of Directors      February 24, 1999
----------------------
Harry J. Saal


/s/ BRIAN BONAR            President and Chief Executive           February 24, 1999
----------------------     Officer (Principal Executive
Brian Bonar                Officer)

/s/ MICHAEL K. CLEMENS     Senior Vice President, and              February 24, 1999
----------------------     Chief Financial Officer
Michael K. Clemens         (Principal Financial and
                           Accounting Officer)

                                       7


/s/ DAVID M. CARVER        Director                                February 24, 1999
----------------------
David Carver

/s/ A.L. DUBROW            Director                                February 24, 1999
----------------------
A.L. Dubrow

/s/ WARREN T. LAZAROW    Director                                  February 24, 1999
----------------------
Warren T. Lazarow

                                INDEX TO EXHIBITS

        EXHIBIT                                                          SEQUENTIALLY
        NO.      DESCRIPTION                                            NUMBERED PAGES
        -------  -----------                                            --------------
         4.1     Advisory and Consulting Agreements

         5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

        23.1     Consent of Boros & Farrington APC.

        23.2     Consent of Counsel (included as part of Exhibit 5.1)

        24       Power of Attorney (Contained within Signature Page)


                                       9